The Board of Directors
R.H. Phillips, Inc.:

We consent to incorporation by reference in the registration statement (No. 33-93654) on Form S-8 of R.H. Phillips, Inc. of our report dated March 13, 1998, relating to the statements of operations, shareholders' equity, and cash flows of R.H. Phillips, Inc. for the year ended December 31, 1997, which report appears in the December 31,
1998 annual report on Form 10-KSB of R.H. Phillips, Inc.
                          //s//KPMG LLP
March 26, 1999